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                                                                    EXHIBIT 99.1

CONTACT:   JOSEPH MACNOW
           (201) 587-8541

                                                        [ALEXANDER'S, INC. LOGO]

                                                        210 Route 4 East
                                                        Paramus, NJ 07652

FOR IMMEDIATE RELEASE - September 29, 2004

            ALEXANDER'S ANNOUNCES LIVE WEBCAST

PARAMUS, NEW JERSEY.......ALEXANDER'S, INC. (New York Stock Exchange:ALX) today announced that Vornado Realty Trust (NYSE:VNO), the manager which conducts Alexander's operations, will host an investor conference on October 5, 2004 at 2:00 P.M. EDT. At the conference, information concerning Alexander's may be discussed. The conference will be webcast live by Vornado Realty Trust and the webcast and materials presented at the conference can be accessed at Vornado Realty Trust's website www.vno.com. A replay of the conference will be available from October 6, 2004 through November 5, 2004, at the above website.

To ensure your computer's compatibility, please go to the Webcast Registration Page link to review the application viewing requirements. If your computer does not meet system or software requirements, the following call-in number will be available 888-481-3045, user passcode 102004.

Alexander's, Inc. is a real estate investment trust which has six properties in the greater New York City metropolitan area.

Certain statements contained or incorporated herein and in the investor conference referred to in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Alexander's, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

More detailed information about these and other factors is set forth in Alexander's, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004. Alexander's, Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements.

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